EXHIBIT 99

                             NTL INCORPORATED

                               PRESS RELEASE


     FOR IMMEDIATE RELEASE


        ITC'S DECISION RAISES IMPORTANT ISSUES FOR BRITISH TELEVISION

     New  York,  New York (June 24, 1997) - NTL Incorporated  (NASDAQ:
     NTLI)  confirmed today that the Independent Television Commission
     (ITC) has announced that its subsidiary, Digital Television Network (DTN) was not awarded a license for digital terrestrial television, but that the licenses for each of the three multiplexes were awarded to British Digital Broadcasting.

     Barclay Knapp, President and CEO of NTL said:

         "We are disappointed by the decision. We welcome the fact that the ITC preferred DTN's innovative program plan."

         "However,   the  decision  raises  continuing   and   serious
         concerns in relation to competition and other matters. We will be carefully considering our options."






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     For further information contact: In the U.S.: John Gregg, Vice
     President-Corporate Development, Michael A. Peterson, Director-Corporate Development or Richard J. Lubasch, Senior Vice President-General Counsel at (212) 906-8440; in the UK: Alison Smith at (01252)402662; or via e-mail at investor_relations@ ntli.com.